UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2018

TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Severance Agreement for John S. Gulas

On August 17, 2018, John S. Gulas, President and Chief Executive Officer of Trinity Capital Corporation (the “Company”) and Los Alamos National Bank (“LANB” or the “Bank”), entered into a Severance Agreement with the Company and the Bank, effective as of August 17, 2018 (the “Severance Agreement”) that terminates Mr. Gulas’s employment agreement with the Company and the Bank.  Pursuant to the Severance Agreement, Mr. Gulas continues to serve as the President and the Chief Executive Officer of the Company and the Bank, but Mr. Gulas’s employment agreement with the Company and the Bank is terminated, including all rights and benefits provided to Mr. Gulas thereunder.

The Severance Agreement for Mr. Gulas generally provides that, in the event Mr. Gulas is terminated by the Bank without “Cause” (as defined in the Severance Agreement), Mr. Gulas shall be entitled to receive in cash an aggregate amount equal to one (1) times the sum of (x) his cash base salary as of the date of termination, and (y) twelve (12) months of health care benefits from the date of termination, payable in twenty-four (24) substantially equal semi-monthly installments continuing through the twelfth (12th) calendar month following the date of termination.  The benefits afforded by the Severance Agreement are subject to and conditioned upon Mr. Gulas providing the Company and the Bank an irrevocable release of claims not later than sixty (60) days after the date of Mr. Gulas’s termination.  No benefits afforded by the Severance Agreement will be paid to Mr. Gulas if Mr. Gulas’s employment is terminated (i) as a result of his death or disability, (ii) by the Bank for “Cause,” or (iii) voluntarily by Mr. Gulas.

The payments that would be provided to Mr. Gulas pursuant to the Severance Agreement in the event of his termination without “Cause” supersede and replace the benefits that would be provided to Mr. Gulas in the event of his termination under his employment agreement with the Company and the Bank.  Except for the termination of his employment agreement, the Severance Agreement does not affect any other agreements between Mr. Gulas, the Company or the Bank that are currently in place.

The foregoing summary of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

10.1	Severance Agreement, dated August 17, 2018, by and between Trinity Capital Corporation, Los Alamos National Bank and John S. Gulas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: August 22, 2018	By:	/s/ John S. Gulas
John S. Gulas
President & Chief Executive Officer